EXHIBIT 23.1

                  INDEPENDENT AUDITORS' CONSENT

To the Directors
Duke Realty Investments, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-04695; No. 333-26845; No. 33-64567; No. 33-
64659; No. 333-24289; and No. 333-26833), on Form S-3 and No. 33-
55727 on Form S-8 of our report dated October 20, 1997 relating to the Combined Statement of Revenues and Certain Expenses of the Group A Properties for the year ended December 31, 1996, which report appears in the current report on Form 8-K of Duke Realty Investments, Inc. dated November 10, 1997.

KPMG Peat Marwick LLP
Indianapolis, Indiana
November 4, 1997